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                                                                     EXHIBIT 5.1

                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York  10019


                                              December 7, 1999

Duke Capital Corporation
526 South Church Street
Charlotte, North Carolina  28202

     Re:  Registration Statement on Form S-3
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Dear Sirs:

  We are acting as counsel to Duke Capital Corporation (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus and preliminary prospectus supplements, which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Corporation, (2) Trust
Preferred Securities (liquidation amount $   per Trust Preferred Security) to be
issued by Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI, (3) the Corporation's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities and
(4) Senior Notes (the "Senior Notes") to be issued by the Corporation. The Junior Subordinated Notes will be issued pursuant to supplemental indentures between the Corporation and the trustee named therein (the "Subordinated Supplemental Indentures") to the subordinated indenture, as supplemented, between the Corporation and the trustee named therein (the "Subordinated Indenture"), the Guarantees will be issued pursuant to separate guarantee agreements between the Corporation and the trustee named therein (the "Guarantee Agreements") and the Senior Notes will be issued pursuant to supplemental indentures between the Corporation and the trustee named therein (the "Senior Supplemental Indentures") to the senior indenture, as supplemented, between the Corporation and the trustee named therein (the "Senior Indenture"), in each case substantially in the respective forms filed as exhibits to the Registration Statement.

  We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Corporation or a duly authorized committee thereof, when the Subordinated Supplemental Indentures, the Guarantee Agreements and the Senior Supplemental Indentures have been duly executed and delivered by the proper officers of the Corporation


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and the trustees named therein, and when the Junior Subordinated Notes, the
Guarantees and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Indenture as supplemented by the relevant Subordinated Supplemental Indenture, the relevant Guarantee Agreement and the Senior Indenture as supplemented by the relevant Senior Supplemental Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Corporation (subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).

  The foregoing opinion is limited solely to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Validity of the Securities" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Dewey Ballantine LLP